UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2019

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into Material Definitive Agreement.

Purchase Agreement

On December 19, 2019, Contango Oil & Gas Company (the “Company”) entered into a Purchase Agreement (the “Common Stock Purchase Agreement”) with each of the purchasers set forth in Schedule A thereto (the “Common Stock Purchasers”) to issue and sell 19,000,000 shares of the Company’s common stock, par value $0.04 per share (the “Common Shares”), at a price of $2.50 per Common Share, and a Purchase Agreement (the “Preferred Stock Purchase Agreement” and, together with the Common Stock Purchase Agreement, the “Purchase Agreements”) with each of the purchasers set forth in Schedule A thereto (the “Preferred Stock Purchasers” and, together with the Common Stock Purchasers, the “Purchasers”) to issue and sell an aggregate of 2,340,000 shares of the Company’s Contingent Convertible Series C Preferred Stock, par value $0.04 per share (the “Preferred Shares”), at a price of $2.50 per Preferred Share (the “Original Issue Price”). The Common Shares and the Preferred Shares were issued and sold in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Private Placement”). Gross proceeds from the Private Placement were $53.35 million. Certain of the Preferred Stock Purchasers are entities affiliated with John C. Goff, a member of the Company’s board of directors (the “Board”). Mr. Goff, together with his affiliated entities, held in the aggregate, prior to the closing of the Private Placement, approximately 33.9% of the outstanding common stock of the Company and is party to a Cooperation Agreement with the Company, which was previously filed as an exhibit to a Current Report on Form 8-K on August 15, 2018. The other Preferred Stock Purchasers include Wilkie S. Colyer, Jr., President and Chief Executive Officer of the Company, and W. Farley Dakan, Senior Vice President of Corporate Development of the Company. The Purchase Agreements contain customary representations, warranties and agreements by the Company and the Purchasers, customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Purchasers against certain liabilities or to contribute to payments the Purchasers may be required to make because of any of those liabilities.

Cowen and Company, LLC and Intrepid Partners, LLC acted as joint placement agents for the Private Placement.

The foregoing descriptions of the Common Stock Purchase Agreement and the Preferred Stock Purchase Agreement are qualified in their entirety by reference to such Common Stock Purchase Agreement and Preferred Stock Purchase Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Statement of Resolution

In connection with the closing of the Private Placement, the Company adopted and filed with the Secretary of State of the State of Texas the “Statement of Resolution Establishing Series of Shares Designated Series C Contingent Convertible Preferred Stock of Contango Oil & Gas Company” (the “Statement of Resolution”) as an

amendment to the Amended and Restated Certificate of Formation of the Company to authorize and establish the rights, preferences and privileges of the Preferred Shares. The Preferred Shares are a new class of equity interests that rank equal to the Common Shares with respect to dividend rights and rights upon liquidation. The Preferred Shares have no voting rights.

No dividends shall accrue or be payable on the Preferred Shares until the first anniversary of the closing of the Private Placement pursuant to the Preferred Stock Purchase Agreement. Holders of the Preferred Shares are entitled to receive, when and as declared by the Board and declared by the Company, cash dividends of ten percent (10%) of the Original Issue Price per annum on each outstanding Preferred Share. Such dividends shall accrue from the first anniversary of the closing of the Private Placement and shall cease to accrue on the date immediately preceding the date of Conversion (as defined below). Following such date, subject to compliance with the Company’s credit agreement, dividends shall be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2020, when, as and if declared by the Board, until the time of the Conversion; provided, however, when there are no Preferred Shares outstanding, no dividends, including any dividends which have accrued, shall be payable to the holders of the Preferred Shares or the holders of the Common Shares into which the Preferred Shares convert.

Each of the Preferred Stock Purchasers have agreed to restrictions on its ability to dispose of shares of Preferred Shares without the prior written consent of the Company until six months from the closing of the Private Placement. Upon shareholder approval, each Preferred Share will automatically convert into one Common Share (the “Conversion”) and, upon the Conversion, the outstanding Preferred Shares will be cancelled.

The foregoing description of the Statement of Resolution is qualified in its entirety by reference to such Statement of Resolution, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

On December 23, 2019, in connection with the closing of the Private Placement and pursuant to the Purchase Agreements, the Company entered into a Registration Rights Agreement (the “Common Stock Registration Rights Agreement”) with the Common Stock Purchasers relating to the registration of the resale of the Common Shares and a Registration Rights Agreement (the “Preferred Stock Registration Rights Agreement”) with the Preferred Stock Purchasers relating to the registration of the resale of the Common Shares issuable upon the Conversion. Pursuant to the Common Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to prepare and file an initial registration statement under the Securities Act to permit the public resale of such Common Shares within 30 days of when the Common Shares were issued to the Common Stock Purchasers in the Private Placement. Pursuant to the Preferred Stock Registration Rights Agreement, the Company is required to use commercially reasonable efforts to prepare and file an initial registration statement under the Securities Act to permit the public resale of such Common Shares underlying the Preferred Shares within 30 days of Conversion.

The foregoing descriptions of the Common Stock Registration Rights Agreement and Preferred Stock Registration Rights Agreement are qualified in their entirety by reference to such Common Stock Registration Rights Agreement and Preferred Stock Registration Rights Agreement, copies of which are filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

On December 23, 2019, the Company entered into a Joint Development Agreement with Juneau Oil & Gas, LLC (“Juneau”), which provides that the Company has the right to acquire an interest in all of Juneau’s prospects located in the Gulf of Mexico for aggregate consideration of $6.0 million, consisting of $1.69 million in cash and 1,725,000 shares of common stock of the Company. The issuance of such common stock was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Preferred Shares and other material terms and conditions of the Statement of Resolution is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On December 19, 2019, the Company issued a press release announcing the Private Placement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On December 23, the Company issued a press release announcing the closing of the Private Placement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Statement of Resolution Establishing Series of Shares Designated Series C Contingent Convertible Preferred Stock of Contango Oil & Gas Company, dated December 23, 2019.

10.1	Purchase Agreement, dated December 19, 2019, by and among Contango Oil & Gas Company and each of the purchasers set forth in Schedule A thereto.

10.2	Purchase Agreement, dated December 19, 2019, by and among Contango Oil & Gas Company and each of the purchasers set forth in Schedule A thereto.

10.3	Registration Rights Agreement, dated December 23, 2019, by and among Contango Oil & Gas Company and each of the parties set forth in Schedule A thereto.

10.4	Registration Rights Agreement, dated December 23, 2019, by and among Contango Oil & Gas Company and each of the parties set forth in Schedule A thereto.

99.1	Press Release, dated December 19, 2019.

99.2	Press Release, dated December 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: December 23, 2019	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer